Registration No. __________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     Solution Technology International, Inc.
             (Exact name of registrant as specified in its charter)

                                Delaware                                                    52-1988677
     (State or other jurisdiction of incorporation or organization)            (I.R.S. Employer Identification No.)

                  Garrett Information Enterprise Center
                        685 Mosser Road, Suite 11
                               McHenry, MD                                                     21541
                (Address of principal executive offices)                                    (Zip Code)

                            2005 Stock Incentive Plan
                            (Full title of the plan)

              Dan L. Jonson, President and Chief Executive Officer
                     Solution Technology International, Inc.
                      Garrett Information Enterprise Center
                            685 Mosser Road, Suite 11
                                McHenry, MD 21541
                     (Name and address of agent for service)

                                 (301) 387-6900
          (Telephone number, including area code, of agent for service)

         A copy of all communications, including communications sent to the agent for service should be sent to:
                              Ernest M. Stern, Esq.
                                Seyfarth Shaw LLP
                     815 Connecticut Avenue, N.W., Suite 500
                           Washington, D.C. 20006-4004
                                 (202) 828-5360
                             Fax No.: (202) 828-5393


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                   Proposed maximum         Proposed maximum
    Title of securities       Amount to be          offering price         aggregate offering           Amount of
     to be registered          registered              per share                  price             registration fee
------------------------------------------------------------------------------------------------------------------------
Common stock, par value
$0.01 per share                30,000,000              $0.0275 (1)              $825,000                  $88.28
------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) on the basis of the average of the bid and asked price for the registrant's common stock on October 24, 2006.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the SEC by Solution Technology International, Inc. ("STI") and its predecessor, Networth Technologies, Inc., to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this registration statement:


         (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, as amended.

         (b) Quarterly Reports on Form 10-QSB for the quarter ended March 31, 2006, as amended, and for the quarter ended June 30, 2006;

         (c) Current Reports on Form 8-K filed on February 24, 2006, March 22, 2006, April 11, 2006, May 24, 2006 and October 17,
                  2006.

         All documents the registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         STI's current authorized capital stock consists of 650,000,000 shares of common stock, par value $.01 per share and 10,000,000 shares are designated as preferred stock, $.001 par value per share of which 1,000,000 shares of preferred stock has been designated Class A Non-Voting, Convertible Preferred Stock ("Class A Preferred"). The Class A Preferred holders are entitled to receive dividends of every kind declared by STI's Board of Directors and paid to the holders of STI's common stock at a rate per share one hundred times that paid per share of common stock and are entitled to convert such shares of Class A Preferred into shares of common stock on the basis of 10 shares of common for each share of Class A Preferred, subject to the limitation that such persons cannot hold 5% or more of STI's outstanding common stock.

         Each share of STI common stock entitles the holder to one vote on each matter submitted to a vote of shareholders, including the election of directors. There is no cumulative voting. The holders of STI common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefore. Holders of STI common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions associated with STI's shares of common stock. In the event of liquidation, dissolution or winding up of STI, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Our Certificate of Incorporation includes an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of STI.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors pursuant to the provisions described above or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

         The sale of the shares of common stock registered pursuant to this registration statement were exempt from the registration requirements of the Securities Act, in reliance on Rule 701 or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. There were no underwriters involved in connection with the sale of the above securities.

Item 8.  Exhibits.

         The following exhibits are filed as part of this registration statement:

           4.1    2005 Stock Incentive Plan (1)

           5.1    Opinion on legality

          23.1    Consent of Independent Registered Public Accounting Firm

          23.2    Consent of Seyfarth Shaw LLP (included in Exhibit 5.1)

          24.1 Power of Attorney (included on signature page to this registration statement)

         (1) Incorporated by reference from Appendix Q to our definitive Information Statement on Schedule 14C filed with the SEC on June 23, 2006.

Item 9.  Undertakings.

(a) The undersigned registrant will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McHenry, Maryland, on October 24, 2006

                                  SOLUTION TECHNOLOGY INTERNATIONAL, INC.


                                  By:  /s/ Dan L. Jonson
                                      ----------------------------------------
                                  Name:  Dan L. Jonson
                                  Title: President and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dan L. Jonson his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

               SIGNATURE                                 TITLE                       DATE
/s/ Dan L. Jonson                        President, Chief Executive Officer,
------------------------------------     Principal Executive Officer and        October 24, 2006
Dan L. Jonson                            Director


/s/ Michael Pollack                      Chief Financial Officer, Principal
------------------------------------     Financial and Principal Accounting     October 24, 2006
Michael Pollack                          Officer


/s/ Michael B. Shor
------------------------------------     Director                               October 24, 2006
Michael B. Shor


/s/ Mark Spaeth
------------------------------------     Director                               October 24, 2006
Mark Spaeth